EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Weight Watchers International, Inc. (the “Company”) for the quarterly period ended October 1, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2016	Signature:	/s/ Nicholas P. Hotchkin
Nicholas P. Hotchkin
Chief Financial Officer & Member, Interim Office of the Chief Executive Officer
(Principal Executive Officer) (Principal Financial and Accounting Officer)

	Signature:	/s/ Thilo Semmelbauer
Thilo Semmelbauer
Director & Member, Interim Office of the Chief Executive Officer
(Principal Executive Officer)

	Signature:	/s/ Christopher J. Sobecki
Christopher J. Sobecki
Director & Member, Interim Office of the Chief Executive Officer
(Principal Executive Officer)